Exhibit 99.1
Tattooed Chef Receives Notice of Non-Compliance from Nasdaq
Regains Compliance with Filing of Form 10-Q on November 17, 2022
PARAMOUNT, Calif., – November 21, 2022 – Tattooed Chef, Inc. (Nasdaq: TTCF) (“Tattooed Chef” or the “Company”) announced today that on November 16, 2022 it received notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (“SEC”), due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022 (the “Form 10-Q”).
On November 17, 2022, the Company filed the Form 10-Q with the SEC and received notice from Nasdaq that the Company had regained compliance with Rule 5250(c)(1).
About Tattooed Chef
Tattooed Chef is a leading plant-based food company offering a broad portfolio of innovative and sustainably sourced plant-based foods. Tattooed Chef’s signature products include ready-to-cook bowls, zucchini spirals, riced cauliflower, acai and smoothie bowls, cauliflower pizza crusts, wood-fired plant-based pizzas, handheld burritos, quesadillas, and Mexican entrees, which are available in the frozen food sections of leading national retail food and club stores across the United States as well as on Tattooed Chef’s e-commerce site. Understanding consumer lifestyle and food trends, a commitment to innovation, and self-manufacturing allows Tattooed Chef to continuously introduce new products. Tattooed Chef provides approachable, great tasting and chef-created products to the growing group of plant-based consumers as well as the mainstream marketplace. For more information, please visit www.tattooedchef.com.
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INVESTORS
Stephanie Dieckmann, CFO	Devin Sullivan, SVP
Tattooed Chef	The Equity Group Inc.
(562) 602-0822	(212) 836-9608
dsullivan@equityny.com

David Shayne, Analyst
The Equity Group Inc.
(212) 836-9628
dshayne@equityny.com

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